Exhibit 99.1

Neostellar Capital Corp. Reports Second Quarter 2026 Financial Results

An Affiliate of Magnetar Invested $20.0 Million in Neostellar Through a

Redeemable Promissory Note Subsequent to Quarter-End

Net Asset Value of $13.44 Per Share as of June 30, 2026

NEW YORK, NY, August 5, 2026 (GLOBE NEWSWIRE) – Neostellar Capital Corp. (“Neostellar Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: NSLR) today announced its financial results for the second quarter ended June 30, 2026. Net assets totaled approximately $355.9 million, or $13.44 per share, at June 30, 2026, as compared to $14.24 per share, at March 31, 2026 and $9.18 per share at June 30, 2025.

“The second quarter was an important period for Neostellar Capital, marked by the completion of several meaningful investments and continued progress in the evolution of our platform,” said Mark Klein, Chairman and Chief Executive Officer of Neostellar Capital.

“Following quarter-end, we launched Neostellar Advisors with Magnetar and completed our transition to an externally managed structure. We believe the combination of our team’s private-market investment experience and Magnetar’s institutional resources broadens our sourcing capabilities, expands the range of structures we can evaluate, and strengthens our ability to pursue differentiated investment opportunities.”

“During the quarter, we funded the remaining $15 million of our $20 million commitment to TensorWave through a Magnetar special-purpose vehicle. The investment was completed in connection with TensorWave’s $350 million Series B financing, which was co-led by Magnetar and AMD Ventures. We believe TensorWave is well positioned to benefit from continued growth in demand for high-performance AI compute infrastructure as customers seek additional capacity, greater flexibility, and a more diversified hardware ecosystem.”

“We also completed an approximately $9.5 million investment in ClickHouse during the second quarter, expanding our exposure to the data infrastructure supporting AI and enterprise applications. ClickHouse provides high-performance analytical database software that enables customers to process and analyze large volumes of operational data in real time. We believe the company’s differentiated technology, meaningful commercial scale, and growing adoption across AI and enterprise workloads position it well for continued long-term growth.”

“These investments exemplify the opportunities we continue to pursue through the Neostellar platform,” Mr. Klein continued. “Artificial intelligence is driving significant investment across compute, data infrastructure, networking, software, cybersecurity, and power. We remain focused on identifying differentiated companies positioned to benefit from these structural trends.”

Mr. Klein concluded, “Our objective is not simply to own a collection of the largest private technology companies. We seek to identify exceptional businesses before they reach broader recognition and associated scale, and to invest on terms that we believe appropriately balance risk and return. We believe Neostellar’s expanded capabilities enhance our ability to pursue these opportunities while remaining focused on disciplined capital allocation and creating durable long-term value for our stockholders.”

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Investment Portfolio as of June 30, 2026

At June 30, 2026, the Company held positions in 37 portfolio companies – 34 privately held and 3 publicly held – with an aggregate fair value of approximately $405.9 million. The Company’s top five portfolio company investments accounted for approximately 69% of the total portfolio at fair value as of June 30, 2026.

Top Five Investments as of June 30, 2026

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Whoop, Inc.	$11.0	$150.8	37.1%
ARK Type One Deep Ventures Fund LLC(1)	17.7	59.3	14.6
IH10, LLC(2)	12.3	34.0	8.4
Magnetar Opportunity 2025-4 LP(3)	20.0	20.2	5.0
Blink Health, Inc.	15.0	17.1	4.2
Total	$76.0	$281.4	69.3%

(1)	ARK Type One Deep Ventures Fund LLC is an investment fund for which the Class A Interest is solely invested in the Series A-2 Preferred Shares of OpenAI Global, LLC. The Company is invested in the Series A-2 Preferred Shares of OpenAI Global, LLC through its investment in the Class A Interest of ARK Type One Deep Ventures Fund LLC.
(2)	IH10, LLC’s sole portfolio asset is an interest in the Series B Preferred Shares of VAST Data, Ltd. through a special purpose vehicle (“SPV”). The Company is invested in the Series B Preferred Shares of VAST Data, Ltd. through its investment in the Membership Interest of IH10, LLC.
(3)	Magnetar Opportunity 2025-4 LP is an SPV for which the Class A Interest and Class B Interest are invested in the Series B Preferred Shares of TensorWave, Inc. The Company is invested in Series B Preferred Shares of TensorWave, Inc. through its investments in the Class A Interest and Class B Interest of Magnetar Opportunity 2025-4 LP.

Second Quarter 2026 Investment Portfolio Activity

During the three months ended June 30, 2026, the Company made the following investments:

Portfolio Company	Investment	Transaction Date	Amount(1)
Huntress Labs Inc.	Common Shares	4/8/2026	$0.2 million
ClickHouse, Inc.	Series A Preferred Shares	4/22/2026	$9.5 million
Magnetar Opportunity 2025-4 LP(2)	Class B Interest	6/3/2026	$15.0 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	Magnetar Opportunity 2025-4 LP is an SPV invested in TensorWave, Inc. On December 31, 2025, the Company committed up to $20.0 million to Magnetar Opportunity 2025-4 LP. As of June 30, 2026, the entire $20.0 million capital commitment to Magnetar Opportunity 2025-4 LP has been funded.

During the three months ended June 30, 2026, the Company exited and/or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity/ Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain
CW Opportunity 2 LP	Various	12.2%	N/A	$6.5 million	$4.6 million(2)
GrabAGun Digital Holdings Inc. - Common Shares(3)	Various	147,135	$3.18	$0.5 million	$0.3 million
HL Digital Assets Inc.(4)	6/5/2026	100%	N/A	$5.2 million	<$0.1 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	CW Opportunity 2 LP is an SPV for which the Class A Interest is solely invested in the Class A Common Shares of CoreWeave, Inc. Realized gain is calculated based on the current reporting by the SPV and may be subject to change or adjustment due to the impact of performance fees.
(3)	As of June 30, 2026, the Company holds 452,619 common shares of GrabAGun Digital Holdings, Inc.
(4)	HL Digital Assets Inc.’s primary purpose is to invest in HYPE, the digital token of Hyperliquid.

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Subsequent to quarter-end through August 5, 2026, the Company made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Shogun Enterprises, Inc. (d/b/a Hearth)(2)	Common Shares	7/10/2026	<$0.1 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	On July 10, 2026, the Company exercised 86,076 warrants and received 86,076 Common Shares of Shogun Enterprises, Inc. (d/b/a Hearth).

Subsequent to quarter-end through August 5, 2026, the Company exited the following investment:

Portfolio Company	Transaction Date	Quantity/ Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain
GrabAGun Digital Holdings Inc. - Common Shares(2)	Various	143,655	$3.12	$0.4 million	$0.3 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of August 5, 2026, the Company holds 308,964 common shares of GrabAGun Digital Holdings, Inc.

Second Quarter 2026 Financial Results

	Quarter Ended June 30, 2026		Quarter Ended June 30, 2025
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss(2)	$(23.4)	$(0.90)	$(3.7)	$(0.16)
Net realized gain on investments	5.0	0.19	21.2	0.89
Net change in unrealized appreciation/(depreciation) of investments	(0.4)	(0.02)	44.8	1.89
Net increase/(decrease) in net assets resulting from operations(3)	(18.7)	(0.72)	62.3	2.63
Issuance of common stock from conversions of 6.50% Convertible Notes due 2029	7.8	(0.28)	-	-
Stock-based compensation(4)	5.2	0.21	0.3	(0.10)
Increase/(Decrease) in net asset value(3)	$(5.7)	$(0.80)	$62.6	$2.52

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Net investment loss for the quarter ended June 30, 2026 includes approximately $20.0 million of accelerated and non-recurring expenses incurred in connection with the Company completing its transition to an externally managed structure (the “Externalization”).
(3)	Total may not sum due to rounding.
(4)	Represents stock-based compensation recognized during the period, net of shares withheld to satisfy statutory tax withholding obligations upon the vesting of restricted stock awards.

Weighted-average common basic shares outstanding were approximately 26.0 million and 23.7 million for the quarters ended June 30, 2026 and 2025, respectively. As of June 30, 2026, there were 26,473,222 shares of the Company’s common stock outstanding.

6.50% Convertible Notes due 2029

During the three months ended June 30, 2026, the Company issued 1,092,504 shares of its common stock and cash for fractional shares upon the conversion of $8.0 million in aggregate principal amount of the 6.50% Convertible Notes due 2029. As of June 30, 2026, $27.0 million of principal is outstanding.

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6.50% Redeemable Promissory Note due 2029

On July 17, 2026, the Company received gross proceeds of $20.0 million pursuant to a redeemable promissory note issued to a Magnetar-affiliated entity. The redeemable promissory note bears interest at 6.50% per annum, payable semiannually in cash, and matures on July 16, 2029, unless earlier repaid through the issuance of shares of the Company’s common stock upon the completion of a transaction or series of transactions that result in at least $230.0 million of gross proceeds to the Company. In such event, the outstanding principal and accrued interest would be satisfied through the issuance of shares of the Company’s common stock at the price per share of common stock sold by the Company in the latest of such transactions in which the Company raised at least $5.0 million in aggregate net proceeds from sales to purchasers that were not affiliates of the Company. The Company believes the financing enhances liquidity and financial flexibility as the Company continues to execute its investment strategy.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on August 5, 2026. The conference call access number for U.S. participants is 833-492-0058, and the conference call access number for participants outside the U.S. is +1 973-528-0128. The conference ID number for both access numbers is 565747. Additionally, interested parties can listen to a live webcast of the call from the “Investor Relations” section of Neostellar Capital’s website at neostellar.vc. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on August 12, 2026 by dialing 800-332-6854 (U.S.) or +1 973-528-0005 (International) and using conference ID number 565747.

Forward-Looking Statements

Statements included herein, including statements regarding Neostellar Capital’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements”. Neostellar Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy; risks relating to our externally managed structure and our relationship with Neostellar Advisors LLC (the “Adviser”), Magnetar Holdings LLC and their respective affiliates, including actual and potential conflicts of interest; our ability to retain key personnel and execute our investment strategy; and other risks and uncertainties that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause Neostellar Capital’s actual results to differ from management’s current expectations are contained in Neostellar Capital’s filings with the Securities and Exchange Commission. Neostellar Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Neostellar Capital. The information contained herein is for informational purposes only and is not intended to be a substitute for financial, legal, or tax advice.

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About Neostellar Capital Corp.

Neostellar Capital Corp. (Nasdaq: NSLR), formerly SuRo Capital Corp. (Nasdaq: SSSS), has been a publicly traded investment company focused on investing in private, venture-backed businesses for over 15 years. In simple terms, Neostellar invests in companies that are not yet listed on a public stock exchange. By owning shares of Neostellar, investors can gain exposure to a portfolio of VC-backed companies through a publicly traded stock. Neostellar is externally managed by Neostellar Advisors LLC, a joint venture owned by certain Neostellar Advisors employees and Magnetar Holdings LLC. Together, the platform combines experience in private company investing with institutional investment management capabilities. Neostellar Capital Corp. is headquartered in New York, NY and has an office in San Francisco, CA. Connect with the Company on X, LinkedIn, and at neostellar.vc.

About Neostellar Advisors LLC

Neostellar Advisors LLC is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, and serves as the external investment adviser to Neostellar Capital Corp. Formed in 2026, Neostellar Advisors LLC is a joint venture between certain executives of Neostellar Capital Corp. and Magnetar Holdings LLC, combining Neostellar’s publicly traded venture investing experience with Magnetar’s institutional sourcing and underwriting.

Contact

Neostellar Capital Corp.

(212) 931-6331

IR@neostellaradvisors.com

Media Contact

Deborah Kostroun

Neostellar.pr@zitopartners.com

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NEOSTELLAR CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2026 (UNAUDITED)	December 31, 2025 (AUDITED)
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $241,230,810 and $219,216,145, respectively)	$397,381,734	$217,304,138
Non-controlled/affiliate investments (cost of $21,609,640 and $21,609,640, respectively)	8,469,967	8,207,367
Total Investments (cost of $262,840,450 and $240,825,785, respectively)	405,851,701	225,511,505
Cash	12,940,740	49,034,154
Restricted cash	—	38,741
Interest and dividends receivable	133,862	118,710
Deferred financing costs	578,102	508,310
Prepaid expenses and other assets(1)	619,869	807,302
Total Assets	420,124,274	276,018,722
LIABILITIES
6.00% Notes due December 30, 2026(2)	35,735,465	35,642,149
6.50% Convertible Notes due August 14, 2029(3)	26,421,748	34,131,509
Accounts payable and accrued expenses(1)	2,110,075	627,522
Dividends payable	—	301,291
Total Liabilities	64,267,288	70,702,471

Net Assets	$355,856,986	$205,316,251
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 26,473,222 and 25,377,756 issued and outstanding, respectively)	$264,732	$253,778
Paid-in capital in excess of par	231,068,006	217,470,613
Accumulated net investment loss	(31,301,107)	(3,967,932)
Accumulated net realized gain on investments, net of distributions	12,814,103	6,874,070
Accumulated net unrealized appreciation/(depreciation) of investments	143,011,252	(15,314,278)
Net Assets	$355,856,986	$205,316,251
Net Asset Value Per Share	$13.44	$8.09

(1)	These balances include a right of use asset and corresponding operating lease liability, respectively.
(2)	As of June 30, 2026, the 6.00% Notes due December 30, 2026 (the “6.00% Notes due 2026”) (effective interest rate of 6.43%) had a face value of $35,829,825. As of December 31, 2025, the 6.00% Notes due 2026 (effective interest rate of 7.08%) had a face value of $35,829,825.
(3)	As of June 30, 2026, the 6.50% Convertible Notes due August 14, 2029 (the “6.50% Convertible Notes due 2029”) (effective interest rate of 8.06%) had a face value of $27,000,000. As of December 31, 2025, the 6.50% Convertible Notes due 2029 (effective interest rate of 7.17%) had a face value of $35,000,000.

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NEOSTELLAR CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income(1)	$299,650	$167,304	$687,863	$317,951
Dividend income	—	—	343,750	348,447
Total Investment Income	299,650	167,304	1,031,613	666,398
OPERATING EXPENSES
Compensation expense	19,696,322	1,571,856	21,672,574	3,239,691
Directors’ fees	427,476	175,495	623,038	346,060
Interest expense	1,136,421	1,275,485	2,353,615	2,535,334
Professional fees	1,724,438	680,857	2,597,167	1,431,081
Income tax expense	(22,053)	(218,745)	35,505	(215,949)
Other expenses	691,730	404,516	1,082,890	714,110
Total Operating Expenses	23,654,334	3,889,464	28,364,789	8,050,327
Net Investment Loss	(23,354,684)	(3,722,160)	(27,333,176)	(7,383,929)
Realized Gain on Investments:
Non-controlled/non-affiliated investments	5,049,520	21,212,611	5,940,033	21,194,660
Net Realized Gain on Investments	5,049,520	21,212,611	5,940,033	21,194,660
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026	—	—	—	(15,873)
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(1,930,131)	35,090,339	158,062,930	29,841,454
Non-controlled/affiliate investments	1,531,622	(339,693)	262,600	(812,406)
Controlled investments	—	10,086,973	—	18,697,449
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(398,509)	44,837,619	158,325,530	47,726,497
Net Change in Net Assets Resulting from Operations	$(18,703,673)	$62,328,070	$136,932,387	$61,521,355
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(0.72)	$2.63	$5.33	$2.60
Diluted(2)	$(0.72)	$2.23	$4.58	$2.23
Weighted-Average Common Shares Outstanding
Basic	25,983,140	23,728,095	25,683,611	23,650,399
Diluted(2)	25,983,140	28,244,225	30,168,169	28,113,063

(1)	Includes interest income earned on cash.
(2)	For the three months ended June 30, 2026, 4,192,642 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net change in net assets resulting from operations per common share because the effect of these shares would have been antidilutive.

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NEOSTELLAR CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Per Basic Share Data
Net asset value at beginning of period	$14.24	$6.66	$8.09	$6.68
Net investment loss(1)	(0.90)	(0.16)	(1.06)	(0.31)
Net realized gain on investments(1)	0.19	0.89	0.23	0.90
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026(1)	—	—	—	<(0.01)
Net change in unrealized appreciation/(depreciation) of investments(1)	(0.02)	1.89	6.16	2.02
Issuance of common stock from conversion of 6.50% Convertible Notes due 2029(1)	(0.28)	—	(0.28)	—
Stock-based compensation (1)(2)	0.21	(0.10)	0.30	(0.11)
Net asset value at end of period	$13.44	$9.18	$13.44	$9.18
Per share market value at end of period	$12.54	$8.21	$12.54	$8.21
Total return based on market value(3)	17.09%	65.19%	32.84%	39.63%
Total return based on net asset value(3)	(5.62)%	37.84%	66.13%	37.43%
Shares outstanding at end of period	26,473,222	23,888,107	26,473,222	23,888,107
Ratios/Supplemental Data:
Net assets at end of period	$355,856,986	$219,409,595	$355,856,986	$219,409,595
Average net assets	$365,283,999	$160,412,515	$286,289,589	$158,444,298
Ratio of net operating expenses to average net assets(4)	9.49%	9.73%	12.88%	10.25%
Ratio of net investment loss to average net assets(4)	(9.16)%	(9.31)%	(12.15)%	(9.40)%
Portfolio Turnover Ratio	3.04%	2.36%	4.03%	3.02%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Represents stock-based compensation recognized during the period, net of shares withheld to satisfy statutory tax withholding obligations upon the vesting of restricted stock awards.
(3)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends.
(4)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. For the three and six months ended June 30, 2026, the annualization of these ratios excludes the effect of approximately $20.0 million of accelerated and non-recurring expenses incurred in connection with the Externalization. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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